Exhibit 10.2
NONEMPLOYEE DIRECTORS
STOCK OPTION AGREEMENT
UNDER 2004 STOCK INCENTIVE PLAN
          Pursuant to the provisions of the Pulte Homes, Inc. 2004 Stock Incentive Plan (the “Plan”), the individual named in the Grant Acceptance (the “Optionee”) has been granted a non-qualified option (the “Option”) to purchase the number of shares of common stock, $.01 par value, of Pulte Homes, Inc., a Michigan corporation (the “Company”) (“Common Stock”) set forth in the Grant Acceptance at the price per share set forth in the Grant Acceptance (the “Exercise Price”), subject to adjustment as provided herein and in the Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. This Agreement, together with the Grant Acceptance, constitute the Stock Option Agreement which is made and entered into as of the grant date set forth in the Grant Acceptance (the “Grant Date”).
          1.      Option Subject to Acceptance of Agreement. The Option shall be null and void unless the Optionee shall accept this Agreement in the manner prescribed by the Company.
          2.      Time and Manner of Exercise of Option.
          2.1.      Maximum Term of Option. Except to the extent earlier exercised, this Option shall expire on, and in no event may any portion of the Option be exercised after, the tenth anniversary of the Grant Date (the “Expiration Date”).
          2.2.      Exercise of Option. The Option shall vest and become exercisable as set forth in the Grant Acceptance. If the Optionee ceases to be a Non-Employee Director of the Company for any reason, the Option may thereafter be exercised by the Optionee (or the Optionee’s legal representative or similar person) until and including the Expiration Date, as of which date the Option shall terminate.
          2.3.      Method of Exercise. Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased, accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (C) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), and (2) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction).

          2.4.      Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not exercised pursuant to Section 2.3 on the Expiration Date.
          3.      Additional Terms and Conditions of Option.
          3.1.      Nontransferability of Option. The Option may not be transferred by the Optionee other than (i) by will or the laws of descent and distribution, or (ii) pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, during the Optionee’s lifetime the Option is exercisable only by the Optionee or the Optionee’s legal representative. Except to the extent permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.
          3.2.      Investment Representation. The Optionee hereby represents and covenants that (a) any shares of Common Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such purchase of shares of Common Stock has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares of Common Stock shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Optionee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any shares of Common Stock hereunder or (y) is true and correct as of the date of any sale of any such shares of Common Stock, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares of Common Stock and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.
          3.3.      Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee without an increase in the aggregate purchase price. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay the Optionee, in connection with the first exercise of the Option occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price of the Option. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

          3.4.      Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares of Common Stock hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.
          3.5.      Delivery of Shares. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered the number of shares of Common Stock purchased against full payment therefore. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery.
          3.6.      Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered shares; and the Optionee shall not be considered a stockholder of the Company with respect to any such shares of Common Stock not so purchased and delivered.
          3.7.      Option Confers No Rights to Continued Service. In no event shall the granting of the Option or its acceptance by the Optionee give or be deemed to give the Optionee any right to continued service as a director of the Company.
          3.8.      Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
          3.9.      Company to Reserve Shares. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of shares of Common Stock subject to the Option from time to time.
          3.10.      Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.
          4.      Miscellaneous Provisions.
          4.1.      Designation as Nonqualified Stock Option. The Option is hereby designated as not constituting an “incentive stock option” within meaning of section 422 of the Code; this Agreement shall be interpreted and treated consistently with such designation.
          4.2.      Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall,

upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.
          4.3.      Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Pulte Homes, Inc., 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, MI 48304, Attention: Vice President and General Counsel and if to the Optionee, to the last known mailing address of the Optionee contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, upon receipt by the party entitled thereto if by express courier service, or five days after the date mailed if by United States mails; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
          4.4.      Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Michigan and construed in accordance therewith without giving effect to principles of conflicts of laws.
          4.5.      Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.
          4.6.      Entire Understanding. This Agreement, the Grant Acceptance and the Plan contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.
          4.7.      Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, the Agreement shall be brought against the parties, as the sole and exclusive forum, in the courts of the State of Michigan in the County of Oakland, or in the United States District Court for the Eastern District of Michigan, Southern Division, and each party consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

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